UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2016

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  509 Olive Way, Suite 400 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Onvia, Inc. (“Onvia”) held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, Onvia’s stockholders voted on the following matters with the following results:

(1)	Election of (i) two Class I directors nominated by Onvia’s Board to serve until the 2019 Annual Meeting of Stockholders and (ii) one Class II director nominated by Onvia’s Board to serve until the 2017 Annual Meeting of Stockholders.

Nominees	For	Withheld	Non-Vote	Uncast
James L. Brill – Class I	5,007,996	12,685	1,429,085	0
D. Van Skilling – Class I	5,007,983	12,698	1,429,085	0
Henry G. Riner – Class II	5,007,991	12,690	1,429,085	0

(2)	To ratify the appointment of Moss Adams LLP as Onvia’s independent registered public accounting firm for fiscal year 2016.

For	Against	Abstain	Non-Vote	Uncast
6,318,232	131,250	284	0	0

(3)	An advisory resolution to approve the compensation of Onvia’s Named Executive Officers.

For	Against	Abstain	Non-Vote	Uncast
4,976,253	19,463	24,965	1,429,085	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

May 19, 2016	By:	/s/ Henry G. Riner
Henry G. Riner Chief Executive Officer & President